UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1. 421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ErieBank Loan Agreement

On December 15, 2021, HOF Village Center For Excellence, LLC (“CFE”), a subsidiary of Hall of Fame Resort & Entertainment Company (the “Company”), as borrower, entered into the Loan Agreement (the “ErieBank Loan Agreement”) with ErieBank, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, as lender (“ErieBank”), pursuant to which CFE borrowed $22,040,000.00 (the “ErieBank Loan”). In connection with the ErieBank Loan Agreement, CFE issued a promissory note, dated December 15, 2021, to ErieBank in the principal amount of, and further evidencing, the ErieBank Loan (the “ErieBank Note”). The maturity date is June 15, 2034, provided CFE has a right to extend the maturity date for an additional six months to December 15, 2034, subject to certain conditions. The Company entered into a Guaranty of Payment , dated December 15, 2021, guarantying all payment obligations of CFE under the ErieBank Loan Agreement, ErieBank Note and ancillary documents (the “Guaranty”).

For the period from disbursement until June 15, 2024 or, if CFE elects and qualifies for an extension option, up to and including December 15, 2024, CFE is obligated to make interest only monthly payments at a rate equal to the sum of 1.00% plus the prime commercial rate with a floor of 4.50% per annum. Beginning July 2024, or, if CFE elects and qualifies for an extension option, beginning January 2025, CFE shall make monthly principal plus interest payments based upon an assumed twenty five (25) year amortization schedule, with the entire outstanding principal balance plus accrued but unpaid interest due and payable on the maturity date at a rate, depending on a debt service coverage ratio test, equal to the five (5) year rate as published by the Federal Home Loan Bank of Pittsburgh plus 2.65% - 3.00% per annum, with a floor of 3.75% - 4.25%.

The proceeds of the $22,040,000 ErieBank Loan will be used to pay costs associated with construction, tenant improvements and commissions, general corporate purposes and fees/expenses associated with loan.

The ErieBank Loan Agreement contains customary affirmative and negative covenants for this type of loan, including without limitation (i) affirmative covenants, including CFE’s maintenance of existence, operations and assets; the Company’s maintenance of minimum tangible net worth and minimum liquidity; and the maintenance of a debt service coverage ratio by the Constellation Center for Excellence, and (ii) negative covenants, including restrictions on additional indebtedness, prepayment of other indebtedness; additional liens, dividends, investments and advances; and sales of assets, capital expenditures, mergers and acquisitions.

The ErieBank Loan is secured by a first mortgage on the Constellation Center for Excellence. In addition, HOF Village Newco, LLC executed and delivered to ErieBank a limited recourse guaranty of payment that is secured by (i) collaterally assigning to ErieBank its rights to receive certain sponsorship fees and activation fund proceeds and (ii) executing and delivering to ErieBank an open end mortgage (the “Affiliate Mortgage”) on certain real property owned by Newco located adjacent to the Constellation Center for Excellence (the “Affiliate Property”). Borrower may request in writing (a “Release Request”), not more often than four (4) times in any twelve (12) month period, that the Affiliate Property, or portions thereof, be released from the Affiliate Mortgage.

In connection with the execution of the ErieBank Loan Agreement and Guaranty, the Company paid customary fees and expenses.

The foregoing description of the ErieBank Loan Agreement, the ErieBank Note and the Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ErieBank Loan Agreement, the ErieBank Note and the Guaranty, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Energy Project Cooperative Agreement

On December 15, 2021, CFE entered into the Energy Project Cooperative Agreement (the “Cooperative Agreement”) among the City of Canton, Ohio (the “City”), the Canton Regional Energy Special Improvement District, Inc., CFE and PACE EQUITY LLC (“PACE”). Pursuant to (A) the Cooperative Agreement and (B) a Resolution of the City Council of the City approving the Petition for Special Assessments for Special Energy Improvement Projects (the “Petition”) submitted by CFE and Newco to the City, together with the Canton Regional Energy Special Improvement District Project Plan Supplement to Plan for Constellation Center for Excellence project (the “Project”) a portion of the costs of certain energy components of the Project shall be paid for with funds from Project advances under the Cooperative Agreement. PACE made available a Project advance in the amount of $8,250,966.00, of which $7,500,000.00 was used to pay down the Aquarian Term Loan (defined below) in connection with Amendment Number 5 (defined below). Pace retained $472,838 as capitalized interest. $278,128.00 was used to pay closing costs.

The foregoing description of the Cooperative Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperative Agreement, which is attached as Exhibit 10.4, to this Current Report on Form 8-K, and is incorporated herein by reference.

Amendment Number 5 to Term Loan Agreement

Also on December 15, 2021, the Company entered into Amendment Number 5 to Term Loan Agreement (“Amendment Number 5”) among the Company, Newco, certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), in favor of Aquarian Credit Funding LLC, as administrative agent (the “Administrative Agent”) and Investors Heritage Life Insurance Company, as lender (“Lender”), which amends the Term Loan Agreement, as amended through Amendment Number 4 dated August 30, 2021 (the “Amended Term Loan Agreement”). In connection with Amendment Number 5, the Company prepaid $12.6 million of the outstanding $20 million principal balance of the term loan under the Amended Term Loan Agreement (the “Aquarian Term Loan”), resulting in an updated outstanding principal balance of the Aquarian Term Loan of $7.4 million. Amendment Number 5 makes certain changes to the Amended Term Loan Agreement, including among other things: (i) releasing all Borrowers, other than the Company, Newco and HOF Village Stadium, LLC, from all liabilities to any Administrative Agent or Lender under the Amended Term Loan Agreement; (ii) releasing all other collateral, excluding the Stadium assets (i.e., Newco’s leasehold interest in the Tom Benson Hall of Fame Stadium and related assets), certain membership interests in subsidiaries, and the loan-related accounts; and (iii) amends the definition of Permitted Indebtedness under the Amended Term Loan Agreement to add the ErieBank Loan and the Promissory Note made by Hall of Fame Resort and Entertainment Company for $8,500,000 with Industrial Realty Group, LLC, a Nevada limited liability company dated November 23, 2021, as amended on or about the date of this Amendment.

In connection with Amendment Number 5, the Company paid customary lender and administrative agent fees upon the effectiveness of Amendment Number 5.

Amendment Number 5 is attached hereto as Exhibit 10.5 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On December 14, 2021, Jason Krom notified Hall of Fame Resort & Entertainment Company (the “Company”) of his resignation from the office of chief financial officer of the Company to pursue other interests effective January 3, 2022 (“Resignation Effective Date”). Mr. Krom did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Krom will provide consulting services to the Company for two months after his Resignation Effective Date to assist with the transition.

The Company intends to conduct a search of potential candidates to fill the office of chief financial officer.

Appointment of Acting Principal Accounting Officer

On December 14, 2021, in connection with Mr. Krom’s notice of resignation from the office of chief financial officer, John Van Buiten, who had been hired as Vice President of Accounting / Corporate Controller of the Company to start January 2022, was assigned the role of interim principal accounting officer. Mr. Van Buiten will begin work with the Company January 3, 2022.

Prior to joining the Company, Mr. Van Buiten, age 34, served as Senior Director of Accounting and Financial Reporting of Financial Consulting Strategies, LLC, from 2010 to 2021. While employed at Financial Consulting Strategies, LLC, Mr. Van Buiten served as chief financial officer of Enveric Biosciences, Inc. from the time of its initial public transaction until to May 2021. Mr. Van Buiten received a Bachelor of Science degree in public accounting from Calvin University and is a Certified Public Accountant.

There are no related party transactions between Mr. Van Buiten and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. Van Buiten and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Loan Agreement, dated December 15, 2021, between HOF Village Center For Excellence, LLC, as borrower, and ErieBank, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, as lender
10.2	Promissory Note, dated December 15, 2021, issued by HOF Village Center For Excellence, LLC to ErieBank, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation
10.3	Guaranty of Payment, dated December 15, 2021, by Hall of Fame Resort & Entertainment Company
10.4	Energy Project Cooperative Agreement, dated December 15, 2021, among the City of Canton, Ohio, the Canton Regional Energy Special Improvement District, Inc., HOF Village Center For Excellence, LLC and Pace Equity, LLC
10.5	Amendment Number 5 to Term Loan Agreement, dated as of December 15, 2021 among Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC, certain of its subsidiaries, Aquarian Credit Funding LLC, and the Lenders party thereto
99.1	Press Release dated December 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: December 15, 2021

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